Exhibit 99.1

Treasure Global Announces Closing of Convertible Debt Facility for up to $5.5 Million

New York & Kuala Lumpur, March 1, 2023 – Treasure Global Inc (NASDAQ: TGL) (“TGI”, or the “Company”), an innovative e-commerce platform providing seamless technology enabled solutions for lifestyle needs, today announced that it has signed an agreement with a single institutional investor for an unsecured convertible debt facility of up to $5.5 million, to be drawn in tranches. The Company plans to use the initial $2.0 million drawdown received upon closing to continue the development of innovative new products and solutions, in addition to working capital and general corporate purposes.

“We are pleased to reach an agreement for financing of up to $5.5 million, to provide TGI with additional runway to continue the development of our pipeline of innovative technology offerings for lifestyle needs,” said Sam Teo, Chief Executive Officer of TGI. “The additional capital will provide TGI with greater financial flexibility as we remain focused on increasing user engagement and enhancing our product offerings to generate revenue with improved margins.”

Under the terms of the agreement, TGI will issue and sell to a single institutional investor convertible debentures in the principal amount of up to $5.5 million, which shall be convertible into shares of the Company’s common stock, par value $0.00001 per share. Upon the initial closing, a convertible debenture with a face amount of $2.0 million shall be purchased and a convertible debenture with a face amount of $3.5 million shall be purchased on or about the date the registration statement has been declared effective by the U.S. Securities and Exchange Commission (“SEC”) and other closing conditions have been met, at a purchase price equal to 92% of their respective face amounts.

EF Hutton, division of Benchmark Investments, LLC, acted as exclusive placement agent for the offering.

About Treasure Global Inc

Treasure Global Inc (“TGI”) is an innovative Malaysian e-commerce platform providing seamless technology enabled solutions for lifestyle needs with instant rebates and affiliate cashback programs. On a mission to bring together the worlds of online e-commerce and offline physical retailers, TGI is developing a portfolio of leading digital platforms for use throughout Southeast Asia (“SEA”) and Japan. In June 2020, TGI launched its proprietary product, the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards. In the ZCITY ecosystem, users can utilize TAZTE, a revenue generating digital F&B management system providing merchants with a one-stop touchless management and automated solution to digitalize their businesses. As of December 31, 2022, ZCITY had over 2,300,000 registered users.

For more information, please visit https://treasureglobal.co/.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. These forward-looking statements cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:

U.S. Investor Contact

Allison Soss

KCSA Strategic Communications

ir_us@treasuregroup.co

Malaysian Investor Contacts

ir_my@treasuregroup.co

Media Contact

Sue Chuah, Chief Marketing Officer

Treasure Global Inc

mediacontact@treasuregroup.co